UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) MAY 9, 2002

MILLENNIUM CAPITAL VENTURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-312457 (Commission File Number)	23-3048444 (IRS Employer Identification Number No.)

9348 Basile Routhier, Montreal, Quebec, Canada H2M 1T8
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (514) 258 6441

__________________________________________________________
(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

See Item 6 below.

ITEM 2. Acquisition or Disposition of Assets

Not Applicable

ITEM 3. Bankruptcy or Receivership

Not Applicable

ITEM 4. Changes in Registrants' Certifying Amendments

Not Applicable

ITEM 5. Other Event and Regulation FD Disclosure

On May 9, 2002, the Board of Directors added Richard Duffy, Ed Santelli, Nil LaPointe and Andre Arnaud as members to the Board.

Richard Duffy has a strong background in the areas of finance and administration. His financial responsibilities involve maintaining the financial health and viability of the company. From 1991 until 1997, Mr. Duffy managed international companies in Thailand, Canada, Australia and Germany before returning to his roots in Montreal, where he formed his own financial consulting firm. Mr. Duffy is past president of the Canadian Investment Dealers Association (Atlantic).

Ed Santelli, started Santelli Construction Ltd in February 1992. In the spring of 1983, Santelli Construction bought Dorval Paving and he became the president.

Nil LaPointe, 49, has been a self-employed financial services consultant from 1999 to present. From 1996 to 1999, Mr. LaPointe was a broker with PFFL. Mr. LaPointe presently lives in Montreal, Quebec. He holds a B.A. in Agriculture from Laval University.

Andre Arnaud, 57, since 1992 has been a supervisor with Industriotec, which is a company that designs, builds and installs plumbing and electrical devices. Previously, Mr. Arnaud was a trader with the Montreal Stock Exchange. Mr. Arnaud resides in Montreal, Quebec.

ITEM 6. Resignation of Directors

Not Applicable

ITEM 7. Financial Statements and Exhibits

Not Applicable

ITEM 8. Change in Fiscal Year

Not Applicable

ITEM 9. Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 29, 2002

MILLENNIUM CAPITAL VENTURE HOLDINGS INC.

By: /s/ Bruno Desmarais
Name: Bruno Desmarais
Title: President